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                                                                   EXHIBIT 10.15


            RESEARCH MATERIAL TRANSFER AND COLLABORATION  AGREEMENT
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Lakaro Biopharmaceuticals, Inc., a corporation organized under the laws of the
State of Delaware, USA, with offices at 787 Seventh Avenue, NY, NY 10019 and 216 Jaffa Road, Jerusalem 94383 Israel ("Lakaro"), will provide research material to *** ("Investigator") for testing on the terms and conditions set forth in this Research Material Transfer Agreement ("Agreement").

     1. Lakaro will generate at least two novel peptides based upon a list of kinases supplied by Investigator to be used as research material as further described in Section 19, which may be amended during the term of this Agreement by the written consent of both parties ("Research Materials"). The Research Materials will be tested in the Areas of Focus as set forth in Section 20 ("Research Studies").

     2. Investigator agrees that any and all Research Materials will be used under suitable containment conditions solely for in vitro and in vivo laboratory studies or animal testing, and will not be used in humans. Investigator acknowledges that the Research Materials are not intended for human use and, pursuant to United States Food and Drug Administration regulations, animals receiving Research Materials and by-products of such animals may not enter the food chain. Investigator will comply with all federal, state and local laws and regulations applicable to the Research Materials.

     3. The Research Materials are being provided to Investigator pursuant to a limited license, the sole purpose of which shall be for Investigator to test the Research Materials to determine their efficacy in the Research Studies, and will not be used for any commercial purposes. Investigator further agrees that it shall not use the Research Materials to analyze the chemical contents of the Research Materials or make peptide derivatives or peptidomimetics and that Research Materials will not be transferred or provided to third parties either within or outside the Investigator's premises without Lakaro's prior written approval. Investigator acknowledges that Lakaro has informed it that the Research Materials being provided pursuant to this Agreement are able to modulate skin biology, including, but not limited to, hair growth and skin pigmentation.

     4. Lakaro shall generate the Research Materials within two (2) months after receiving signed Agreement from the Investigator. Investigator shall have up to six (6) months from receipt of the Research Materials to test them against its in vitro screen.

     5. Upon reasonable request by Investigator, Lakaro will assist Investigator in the Research Studies. Investigator shall provide Lakaro with access to a summary of the results of its testing of the Research Materials in the Research Studies within thirty (30) days after the completion of the Research Studies. Upon completion of the Research Studies, Investigator shall return to Lakaro or destroy all Research Materials in Investigator's possession.

     6. The parties will periodically communicate during the conduct of the Research Studies by conference call and written updates describing the status of Research Studies.

     7. Neither party may publish or otherwise disclose data or results obtained using the data generated by Investigator from the Research Materials provided (e.g., the results set forth in the summary of Section 5) without the other party's prior written approval.

     8. Unless otherwise expressly provided in writing by Lakaro, no right or license in or to patents, patent applications, trade secrets or other intellectual property rights of Lakaro, is granted or implied hereunder, except for the sole purpose of conducting the studies specifically described herein.

     9. Investigator acknowledges that the Research Materials are the confidential property of Lakaro and that in the course of performing the research studies, both parties recognize that Investigator will and Lakaro may receive confidential technical and business information of the other party ("Information"). Each party hereby agrees not to use the Information it receives except for the purpose of conducting the Research Studies and not to disclose the Information to third parties without the express written permission of the other party, except for Information:

     (a) that is approved in writing for release by the disclosing party without restrictions; or

     (b) that the receiving party can demonstrate by written records was previously known to the receiving party; or
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     (c) which is now public knowledge, or becomes public knowledge, or becomes public knowledge in the future, other than through acts of omissions the receiving party in violation of this Section 9;

     (d) which is lawfully obtained by the receiving party from sources independent of the disclosing party who have a lawful right to disclose such Information; or

     (e) which is independently developed or acquired by personnel of the receiving party who have not had access to, or knowledge of, the Information.

In case Information is provided in oral form, the above obligation shall apply only to the extent such oral Information has been confirmed in writing to the other party and marked Confidential within forty five (45) days after the date of oral disclosure. The obligations under the terms of this Section 9 shall remain in effect for five (5) years after the effective date of this Agreement. Each party shall be entitled to retain for its legal files a copy of all Information received under this Agreement for the sole purpose of determining the scope and effect of its confidentiality obligations hereunder.

     10. Investigator shall pay Lakaro the amount of **** as applicable as compensation for expenses incurred in the generation of the Research Materials. Otherwise, each party will bear its own expense for conducting the Research Studies under this Agreement.

     11. During the term of this Agreement and for up to three(3) months following the termination of this Agreement, unless mutually extended by the parties in writing, Investigator shall have an exclusive period in which to enter into a license and co-development agreement with Lakaro for Research Materials ("Option Period"). Investigator and Lakaro shall pursue applications for jointly-held patents where appropriate in connection with the Research Materials and proprietary materials of Investigator.

     12. Lakaro shall not have the right to publicize the existence of the relationship reflected in this Agreement without the prior written approval by Investigator of the proposed publication in each case.

     13. Lakaro acknowledges that Investigator and its affiliates are in the business of manufacturing and selling cosmetic and pharmaceutical products in the Areas of Focus that may contain peptides and have an ongoing research and development effort relating to such products. In addition, Investigator may consult with, supply, and jointly develop with third parties such products. Nothing contained herein shall be construed to prevent Investigator from continuing such activities provided only that Investigator shall not reveal to such third parties, or use for any purpose (other than as permitted by this Agreement), any Confidential Information of Lakaro covered by this Agreement.

     14. LAKARO PROVIDES NO WARRANTIES FOR THE RESEARCH MATERIALS, EXPRESS
OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE, AND LAKARO SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

     15. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Israel, without reference to conflict of laws principles. Both parties will use their best efforts to settle all disputes amicably.

     16. No modification to this Agreement, nor any waiver of any rights, shall be effective unless assented to in writing by the party to be charged and the waiver of any breach or default shall not constitute a waiver of any other right hereunder or any subsequent breach or default. This Agreement constitutes the entire and exclusive Agreement between the parties hereto with respect to the subject matter hereof and supersedes and cancels all previous registrations, agreements, commitments and writings in respect thereof.

     17. Either party may assign this Agreement to a parent, subsidiary, affiliate or division of that party following written notification of such assignment to the other party.

     18. Each person signing below and each Party on whose behalf such person executes this Agreement warrants that he or it, as the case may be, has the authority to enter this Agreement and perform or cause the party on whose behalf he has signed to perform the obligations hereunder.

     19. Description and amount of the Research Materials to be provided by Lakaro :
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     ***

     20. Investigator will test one or more of the Research Materials in the following Areas of Focus: (i) enhancement of melanogenesis and (ii) the growing and/or retardation of hair.

     21. This Agreement shall terminate upon the submission to Lakaro of the summary set forth in Section 5. The obligations of the parties under Sections 7, 8, 9, 11, 12, 13, 14 and 15 shall survive the termination of this Agreement.



Lakaro Biopharmaceuticals, Inc.    Investigator

By: /s/ Benjamin Corn              By: /s/     ***
    ---------------------------        ----------------------------

Print Name: Benjamin Corn          Print Name: ***

Title: President                   Title: ***

Date: December 12, 1999            Date: December 14, 1999